EXHIBIT 99.01

SRAX Reports Second Quarter of 2018

- Sold SRAXmd for $52.5 Million, Including $33.5 Million in Cash-

LOS ANGELES, August 14, 2018 –Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, reported results for the three ended June 30, 2018.

SRAX’s CEO and Chairman Christopher Miglino, stated, “As promised, 2018 is turning out to be pivotal. Proving our strategy of building and monetizing data verticals, we successfully completed the sale of our healthcare vertical, SRAXmd, for up to $52.5 million in total consideration. Most significantly, we retained a 31% ownership stake in the new SRAXmd entity through $10 million in preferred shares. MD is a great business that has built a solid foothold in healthcare. And, we believe with its recapitalization, MD will flourish and continue to return value to shareholders.

“Now, using our same successful formula, we are investing our sale proceeds in the continued development of our other verticals and our blockchain initiative BIGtoken.com. We are very excited about BIG, a consumer-powered data marketplace, that will enable people to own, verify and sell access to their data, providing the Internet ecosystem with choice, transparency and compensation to manage and access verified data. We believe BIG’s data and media transparency offers a tremendous differentiator and increases the growth potential of our other verticals.  We expect BIGtoken.com to revolutionize the consumer view of their data with the possibility that it becomes our first billion-dollar business.

“Ultimately, we believe our verticals and BIGtoken.com, could all achieve valuations similar to SRAXmd, if not greater. Overall, we are in the strongest position we have ever been, and now we are well capitalized to drive product growth and achieve significant shareholder value,” concluded Miglino.

Financial Results: Second Quarter 2018 Compared to Second Quarter 2017

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Gross revenue was $4.7 million, compared to $5.9 million in the second quarter of 2017, which included high volume, low-margin revenue.

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Gross margin was 72%, compared to gross margin of 56% in the year ago quarter.

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Operating expenses were $5.4 million, compared to $3.3 million, reflecting a one-time $860,000 non-cash consulting fee paid in stock and ongoing headcount additions.

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Net loss was $3.0 million, which, in addition to the aforementioned consulting fee, included a one-time $267,000 charge associated with certain registration obligations, or $0.29 cents per share, compared to $394,000, or $0.05 cents per share in the second quarter of 2017.

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Adjusted EBITDA loss was $798,000, compared Adjusted EBITDA gain of $221,000 in the second quarter of 2017.

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Cash and cash equivalents were $41,000 at June 30, 2018, compared to $1.0 million at December 31, 2017.  The company renewed its $4 million credit facility with FastPay in April. And, subsequent to quarter end, the company received $33.5 million in gross proceeds from the sale of SRAXmd.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and certain additional one-time expenses. It is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). A detailed description and reconciliation of EBITDA and management's reasons for using this measure is set forth at the end of this press release.

Other Recent Corporate Highlights:

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Sold its healthcare and pharmaceutical business, SRAXmd for up to $52.5 million in total consideration including $33.5 million in cash less transaction expenses, up to $9 million in gross profit earn-out and $10 million in preferred shares in the new SRAXmd entity, representing 31% ownership.

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Announced a contest to rewarded participants for Beta testing BIGtoken.com, which is planned to begin in September.  Beta testers will have the unique opportunity to earn Bitcoin for participating. Anyone interested in becoming a Beta tester can sign up at http://www.bigtoken.com/signup.

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Hired David James Stewart as vice president of business development to drive commercial adoption of  BIGtoken.com.

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Named George Stella vice president of SRAXshopper to fuel growth in the CPG vertical.

Conference Call

Management will review the results on a conference call with a live question and answer session today, August 14, 2018, at 10:30 a.m. ET/7:30 a.m. PT.

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If calling from the United States or Canada, please dial Dial-In Numbers: 1-877-407-9716 to access the live call and 1-844-512-2921 for the replay, code 13682568 available until August 28, 2018.

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If calling internationally, please dial 1-201-493-6779 to access the live call and 1-412-317-6671 for the replay, code 13682568.

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The call will be webcast over the internet and accessible at the Company’s website at http://srax.com/investors/ for at least 90 days.

About SRAX
Social Reality, Inc.(NASDAQ: SRAX) is a digital marketing and consumer data management and distribution technology platform company. SRAX's technology delivers the tools to unlock data to reveal brands and content owners' core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIG (www.bigtoken.com), SRAX is developing a consumer-powered data marketplace where people will own and sell access to their data thereby providing everyone in the Internet ecosystem transparency, choice and compensation. SRAX's technology and tools deliver a digital competitive advantage for brands in the healthcare, CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,036	$1,017,299
Accounts receivable, net	2,723,472	4,348,305
Prepaid expenses	515,397	468,336
Other current assets	300,898	300,898
Total current assets	3,580,803	6,134,838

Property and equipment, net of accumulated depreciation	155,303	154,546

Goodwill	15,644,957	15,644,957
Intangibles - net	1,743,763	1,642,760
Other assets	31,270	28,598

Total assets	$21,156,096	$23,605,699

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$7,001,672	$5,010,815
Total current liabilities	7,001,672	5,010,815

Secured convertible debentures, net	2,516,393	1,711,146

Total liabilities	9,518,065	6,721,961

Commitments and contingencies (Note 13)	—	—

Stockholders' equity
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 10,274,220 and 9,910,565 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	10,274	9,911
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Common stock to be issued	869,500	879,500
Additional paid in capital	38,514,429	37,143,033
Accumulated deficit	(27,756,172)	(21,148,706)
Total stockholders' equity	11,638,031	16,883,738

Total liabilities and stockholders' equity	$21,156,096	$23,605,699

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2018

 (Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2018	2017	2018	2017
Revenues	$4,697,351	$5,979,688	$6,808,201	$11,305,852
Cost of revenue	1,320,464	2,644,208	2,138,569	5,923,327
Gross profit	3,376,887	3,335,480	4,669,632	5,382,525

Operating expense
General, selling and administrative expense	5,414,790	3,344,445	9,545,048	7,754,252
Write-off of non-compete agreement	—	—	—	468,751
Restructuring costs	—	—	—	377,961
Total operating expense, net	5,414,790	3,344,445	9,545,048	8,600,964

Loss from operations	(2,037,903)	(8,965)	(4,875,416)	(3,218,439)

Other income (expense)
Interest income (expense)	(486,758)	(197,267)	(921,543)	(330,573)
Amortization of debt issuance costs	(472,589)	(187,568)	(805,247)	(765,708)
Total interest expense	(959,347)	(384,835)	(1,726,790)	(1,096,281)
Exchange Gain or Loss	(596)	—	(5,260)	—
Total other income (expense)	(959,943)	(384,835)	(1,732,050)	(1,096,281)

Loss before provision for income taxes	(2,997,846)	(393,800)	(6,607,466)	(4,314,720)

Provision for income taxes	—	—	—	—

Net loss	$(2,997,846)	$(393,800)	$(6,607,466)	$(4,314,720)

Net (loss) income per share, basic and diluted	$(0.29)	$(0.05)	$(0.65)	$(0.54)

Weighted average shares outstanding, basic and diluted	10,213,618	8,025,017	10,126,247	7,954,294

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2018

(Unaudited)

	Six Months ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(6,607,466)	$(4,314,720)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	1,161,760	621,327
Amortization of debt issue costs	187,178	612,168
Amortization of debt discount	618,068	153,540
Write-off of non-compete agreement	—	468,751
Provision for bad debts	(5,426)	(21,433)
Depreciation expense	20,036	6,182
Amortization of intangibles	350,165	226,205
Changes in operating assets and liabilities:
Accounts receivable	1,630,258	835,025
Prepaid expenses	(47,060)	8,443
Other assets	(2,672)	1,115
Accounts payable and accrued expenses	2,140,856	(1,058,976)
Unearned revenue	—	135,032
Cash used by operating activities	(554,303)	(2,327,341)

Cash flows from investing activities:
Purchase of equipment	(20,793)	(14,235)
Development of software	(451,168)	(270,328)
Cash used in investing activities	(471,961)	(284,563)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	—	3,820,001
Proceeds from the issuance of common stock in conjunction with warrant exercised	50,001	-
Repayments of note payable and PIK interest	—	(3,996,928)
Proceeds from secured convertible debentures, net	—	2,136,629
Net cash provided by financing activities	50,001	1,959,702

Net decrease in cash and cash equivalents	(976,263)	(652,202)
Cash and cash equivalents, beginning of period	1,017,299	1,048,762
Cash and cash equivalents, end of period	$41,036	$396,560

Supplemental schedule of cash flow information:
Cash paid for interest	$313,791	$649,199
Cash paid for taxes	$—	$—

Supplemental Schedule of noncash financing activities:
Common stock issued for preferred stock conversion and vesting grants	$—	$52
Vesting of common stock award	$150,000	$—
Issuance of placement agent warrants	$—	$249,028
Issuance of common stock to be issued	$869,500	$100

SOCIAL REALITY, INC.

NON-GAAP TO GAAP RECONCILIATION

THREE MONTHS ENDED JUNE 30, 2018 AND 2017

(Unaudited)

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as income from operations before depreciation and amortization expenses, stock-based compensation and one-time financing and transaction expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	For the Three Month Period Ended June 30,
	2018	2017
Net Loss	$(2,997,846)	$(393,800)
plus
Equity Based compensation	995,630	108,885
Adjusted net loss	$(2,002,216)	$(284,915)
Exchange Gain or Loss	596	—
Interest Expense	959,347	384,835
SRAXmd Transaction Fees	49,513	—
Depreciation and amortization	194,576	131,433

Adjusted EBITDA	$(798,184)	$221,353

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